Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (File Nos. 333-58127, 33-57257, 33-64035, 333-103541, 333-58121, 333-105676, 333-103540, 333-71688, 333-125000, 333-125002, 333-125003, and 333-125004), of Telephone and Data Systems Inc. of our report dated July 28, 2006, except for the effects of the restatement discussed in Note 1 to the consolidated financial statements and the matter discussed in the penultimate paragraph of Management's Report on Internal Control Over Financial Reporting, as to which the date is February 23, 2007, which is incorporated in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated July 28, 2006, except for Note 1 as to which the date is February 23, 2007, relating to the financial statement schedule, which appears in the Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

February 23, 2007